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                                                                    EXHIBIT 99.1


                              [NORTEL LETTERHEAD]



NEWS RELEASE

www.nortelnetworks.com

FOR IMMEDIATE RELEASE                                         FEBRUARY 1, 2001


For more information

Business Media                                       Investor Relations
David Chamberlin                                     Nortel Networks
Nortel Networks                                      800-901-7286
972-685-4648                                         905-863-6049
ddchamb@nortelnetworks.com                           investor@nortelnetworks.com



NORTEL NETWORKS LIMITED ANNOUNCES DEBT OFFERING

TORONTO - Nortel Networks* Limited ("NNL") today announced an offering of
US$ 1.5 billion of 6.125% Notes which mature on February 15, 2006. The offering is expected to close on February 8, 2001.

         The securities are being offered pursuant to a prospectus supplement dated February 1, 2001 and accompanying prospectus related to an effective shelf registration statement filed with the United States Securities and Exchange Commission by NNL. NNL will apply the net proceeds of the offering to its general funds to be used for general corporate purposes as well as investments in and/or loans to its affiliates, which in turn will use the funds for general corporate purposes.

         JP Morgan and Salomon Smith Barney are joint managers of the issue.

         This press release shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. These securities will not be qualified for sale in any province or territory of Canada by way of a prospectus and may not be offered or sold in Canada except pursuant to an available prospectus exemption.

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         NNL is a subsidiary of Nortel Networks Corporation.(a) Nortel Networks
is a global Internet and communications leader with capabilities spanning Optical, Wireless, Local Internet and eBusiness. Nortel Networks serves carrier, service provider and enterprise customers globally. Today, Nortel Networks is creating a high-performance Internet that is more reliable and faster than ever before. It is redefining the economics and quality of networking and the Internet, promising a new era of collaboration, communications and commerce. Visit us at www.nortelnetworks.com.

Certain information included in this press release is forward-looking and is subject to important risks and uncertainties. The results or events predicted in these statements may differ materially from actual results or events. Factors which could cause results or events to differ from current expectations include, among other things: the impact of price and product competition; the dependence on new product development; the impact of rapid technological and market change; the ability to make acquisitions and/or integrate the operations and technologies of acquired businesses in an effective manner; general industry and market conditions and growth rates; international growth and global economic conditions, particularly in emerging markets and including interest rate and currency exchange rate fluctuations; the impact of consolidations in the telecommunications industry; the uncertainties of the Internet; stock market volatility; the ability to recruit and retain qualified employees; the ability to obtain timely, adequate and reasonably priced component parts from suppliers and internal manufacturing capacity; and the impact of increased provision of customer financing. For additional information with respect to certain of these and other factors, see the reports filed by NNL and Nortel Networks Corporation with the United States Securities and Exchange Commission. NNL and Nortel Networks Corporation disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


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(a) On May 1, 2000, Nortel Networks Corporation acquired all of the outstanding common shares of NNL (formerly called Nortel Networks Corporation) by way of a Canadian court-approved plan of arrangement (the "Arrangement"). The preferred shares and debt securities of NNL outstanding immediately prior to the Arrangement remain outstanding and continue to be obligations of NNL.

*Nortel Networks, the Nortel Networks logo and the Globemark are trademarks of Nortel Networks.